   Amazon.com Surpasses 20 Million Cumulative Customer Accounts and
          Announces Financial Results for First Quarter 2000

                   3.1 Million New Customers Added;
            Cumulative Customer Total Now Over 20 Million;
First Quarter Revenues Up 95% Year-Over-Year; Now More Than 12 Stores

    SEATTLE--(BUSINESS WIRE)--April 26, 2000--
    Amazon.com, Inc. (NASDAQ:AMZN) today announced that net sales for the first quarter of 2000 were $574 million, an increase of 95 percent over net sales of $294 million for the first quarter of 1999.

    Pro forma operating loss in the first quarter of 2000 was $99 million, compared to a pro forma operating loss of $31 million in the first quarter of 1999. First-quarter pro forma net loss in 2000 was $122 million, or $0.35 per share, compared with a pro forma net loss of $36 million, or $0.12 per share, in the first quarter of 1999.

    Amazon.com announced that cumulative customer accounts increased by 3.1 million during the first quarter to 20 million as of March 31, 2000. Repeat-customer orders represented 76 percent of orders in the first quarter of 2000, up from 66 percent in the first quarter of 1999. Customer accounts exclude users of the Amazon Commerce Network (an expanding set of product and service offerings powered by partners) but include users of Amazon marketplace services.

    "Our platform has allowed us to expand the products and services we offer customers and demonstrate operating leverage in our results at the same time," said Jeff Bezos, Amazon.com founder and CEO. "We expect that the rest of the year will yield a similar balance of global growth and expansion while driving toward profitability in every business."

    "Our vision remains being the best place for customers to find and discover anything they want to buy online," said Joe Galli, Amazon.com president and COO. "We made terrific progress in the first quarter against our key goals for 2000: customer growth, product and service expansion, operational excellence, global focus, extending the Amazon Commerce Network, and driving toward profitability."

    "We are pleased to report substantial growth and gross profit and operating margin improvement this quarter," said Warren Jenson, Amazon.com CFO. "Looking ahead, we expect our U.S. Books, Music and DVD/Video segment to be profitable on a pro forma operating basis for the full year 2000. In addition, we believe that over the next three quarters combined, Amazon.com will be operating cash flow positive -- enough, we expect, to more than cover our planned capital expenditures. With the leading platform in online commerce, a global brand and scale, and $1 billion in cash, we are well positioned to deliver on our 2000 plans."

     For the quarter, trailing 12-month sales per customer who purchased during the past 12 months was $121, up from $107 for the first quarter of 1999. The company also reported that its overall fulfillment expenses were $99 million or 17 percent of sales this quarter.

    A live Webcast of the company's first quarter 2000 financial results conference call can be heard today at 2:00 p.m. PST / 5:00 p.m. EST at www.amazon.com/ir. The call will also be archived and available until May 31, 2000.

Growth in Earth's Biggest Selection

    Within its Tools & Hardware store, Amazon.com launched www.toolcrib.amazon.com, a new professional tools and equipment store targeted at its professional-contractor business customers (also located on the home page of the Tools & Hardware tab). The new store includes full line listings from well-known tool manufacturers such as DeWalt, Delta, Makita, Porter Cable, Bosch, and Hitachi. Professionals can browse products in over 20 categories and get useful product information from sources such as Tools of the Trade magazine and Amazon.com customer reviews.

    Amazon.com has also added a new Lawn & Patio store, with thousands of popular and hard-to-find products for lawn and patio decoration, care and enjoyment. The store (www.amazon.com/lawnandpatio) features an extensive selection of outdoor grills, patio furniture, birdfeeders, lawn mowers, garden tools and decorative ornaments (and even pink flamingos) from more than 50 leading brands, including Weber, Fiskars, Rubbermaid, Rain Bird, Melnor/Gardena, Gilmour, Ryobi, Echo, Weed Eater, Corona and Miracle-Gro.

    Amazon.com launched a Health & Beauty store, providing a direct gateway to drugstore.com's health, beauty and wellness products and information from the Amazon.com site at www.amazon.com/healthandbeauty. Now when shoppers go to the Amazon.com home page, they can click the Health & Beauty tab and enter the drugstore.com online storefront. This one-stop shopping means convenient access to drugstore.com's more than 20,000 health and beauty products, useful content and buying guides and full-service pharmacy. Amazon.com shoppers can navigate throughout the drugstore.com site with an ever-present "Return to Amazon.com" link to send them rapidly and easily back to the Amazon.com home page. drugstore.com is the first Amazon Commerce Network partner to be featured as an integrated part of Amazon.com's navigational structure.

    In its pursuit of being the best place to find and discover anything customers want to buy online, Amazon.com works not only to open new stores but also to extend the products in our existing stores. For example, Stephen King's Riding the Bullet, his first-ever story published exclusively as an e-book, was made available for download by Amazon.com customers.

    Amazon.com's Electronics store was selected by Ceiva to be the exclusive retailer -- online or off -- of its revolutionary Internet appliance product. Ceiva is the first-ever Internet-connected digital picture frame, which enables people to receive photos to a picture frame directly over a phone line.

Global Growth

     In Europe, Amazon.co.uk and Amazon.de both added a DVD/Video store. The new U.K. DVD/Video store (www.amazon.co.uk/video), for example, provides the most comprehensive selection of DVDs and videos in the U.K. The store offers more than 22,000 VHS titles (almost every video available in the U.K.), plus all of the DVDs currently available in the U.K.

    Amazon.com announced the opening of a customer service center in The Hague, to offer multi-lingual support from a pan-European call center. Amazon.com also named Diego Piacentini, Apple Europe's former vice president and general manager, as senior vice president and general manager international.

    According to recent Media Metrix ratings for Europe, the Amazon.co.uk, Amazon.de and Amazon.com sites are ranked the No. 1, No. 2 and No. 3 online retail sites in Europe based on reach. Total first-quarter sales outside the U.S., including exports from the U.S., were 24 percent of sales.

Service Expansion

    Amazon Payments is an integrated payment system that allows businesses and individuals to both make and receive online payments via credit cards. This service allows payment from a buyer to be automatically transferred to a seller, and is now accepted by over 50 percent of zShops and Auctions listings.

    The Amazon Anywhere program, Amazon.com's wireless initiative, was extended to provide easy access to Amazon.com anytime, anywhere. Amazon Anywhere added new features and functionality for Personal Digital Assistant (PDA) customers like users of the Palm VII. As a result of Amazon.com's over 11 partnerships with handheld wireless Internet device manufacturers such as Nokia and Motorola, and several wireless carriers, including Sprint PCS, Nextel and Airtouch, customers can now access Amazon.com using the Hand Device Mark-up Language
(HDML) format. Additionally, customers can now shop at Amazon.com via the new Pocket PC through Pocket Internet Explorer. Amazon Anywhere has created several new Web addresses for mobile e-commerce (amazon.com/phone) and Pocket PC customers (www.amazon.com/pocketpc). Customers can buy or place pre-orders while supplies last on Pocket PC devices from Casio, Compaq and Hewlett-Packard at the Amazon.com Electronics store.

    European customers can access the U.K. and German sites using the Wireless Applications Protocol (WAP) format. This global Amazon Anywhere initiative emphasizes Amazon.com's commitment to enhancing the customer buying experience with the convenience, safety and speed of state-of-the-art wireless commerce.

Community and Personalization

     Amazon.com also launched Amazon Friends & Favorites, an area accessible from the Amazon.com home page that gives its community of millions of customers the opportunity to help each other find, discover and buy great products and services. Amazon Friends & Favorites further customizes the shopping experience for customers, making it easy for customers to manage their wish list, their reviews and other information that they want to share. Customers choose the friends with whom they want to share their opinions, past purchases and wish-list items. In exchange, they gain insight from a growing circle of friends, family and favorite reviewers they trust the most. Reviews, recommendations and wishes from a customer's selection of favorite people personalize their shopping experience, helping them to make an even more informed buying decision. Other features of Amazon Friends & Favorites include About You pages, discussion boards, purchase circles and refer-a-friend, all examples of Amazon.com's customer-centric approach to individualizing the shopping experience for, and relationship with, its customers.

About Amazon.com

     Amazon.com (Amazon.com, Inc., and its subsidiaries) is the Internet's No. 1 music, No. 1 DVD and video, and No. 1 book retailer. Amazon.com (NASDAQ:AMZN) opened its virtual doors on the World Wide Web in July 1995 and today offers Earth's Biggest Selection, along with online auctions and free electronic greeting cards. Amazon.com lists more than 18 million unique items in categories including books, CDs, toys, electronics, videos, DVDs, home improvement products, software, and video games. Through Amazon zShops, any business or individual can sell virtually anything to Amazon.com's more than 20 million customers, and with Amazon Payments, any seller can accept credit card transactions, avoiding the hassles of offline payments. The company also participates in sothebys.amazon.com, the leading auction site for guaranteed art, jewelry, and collectibles, at www.sothebys.amazon.com.

    Amazon.com seeks to be the world's most customer-centric company, where customers can find and discover anything they may want to buy online. Amazon.com's All Product Search scours the Web to help customers find merchandise that is not available at Amazon.com, Amazon Auctions, or Amazon zShops, making Amazon.com the shopping destination to find anything. Amazon Anywhere is the leader in mobile e-commerce, providing access from anywhere in the world to Amazon.com through hand-held wireless Internet devices that use the Wireless Application Protocol (www.amazon.com/phone/) and on personal digital assistants (PDAs).

    Amazon.com operates two international Web sites: www.amazon.co.uk and www.amazon.de. It also operates the Internet Movie Database (www.imdb.com), the Web's comprehensive and authoritative source of information on more than 220,000 movies and entertainment programs and 800,000 cast and crew members dating from the birth of film in 1892 to 2003.

     Amazon.com has invested in leading Internet retailers that are improving the lives of customers by making shopping easier and more convenient:
Greenlight.com, the only company that offers car buyers the control of auto purchasing online with ongoing service and support from local dealerships, at www.greenlight.com; living.com, the leading online home products and services retailer, at www.living.com; drugstore.com, an online retail and information source for health, beauty, wellness, personal care and pharmacy, at www.drugstore.com; Pets.com, the online leader for pet products, expert information, and services, at www.pets.com; HomeGrocer.com, the first fully integrated Internet grocery-shopping and home-delivery service--with operations in Seattle; Portland, Oregon; and Southern California--at www.homegrocer.com; Gear.com, which offers brand-name sporting goods at prices from 20 to 90 percent off retail, at www.gear.com; Ashford.com, the leading Internet retailer of luxury and premium products and the Web's No. 1 retailer of watches and jewelry, at www.ashford.com; Audible, Inc., the leader in Internet-delivered spoken audio for PC-based listening or playback on AudibleReady portable digital audio devices, at www.audible.com; eZiba.com, a leading online retailer of handcrafted products from around the world, at www.eziba.com; and WineShopper.com, the San Francisco- and Napa-based Internet start-up that will ultimately offer consumers online access to the largest selection of wines available anywhere, at www.wineshopper.com.

     Amazon.com also has a minority interest in Della.com, which brings together leading retailers with gift registry, expert advice, and personalized gift suggestions to help everyone give better gifts, at www.della.com; NextCard, Inc., considered the industry's leading issuer of consumer credit on the Internet, at www.nextcard.com; and Kozmo.com, the world's leading "e-mmediate" Internet-to-door delivery service, at www.kozmo.com.

    Historical results of operations are preliminary and unaudited. This press release also contains forward-looking statements, including statements regarding expectations of future pro-forma operating profitability in the U.S. Books, Music and DVD/Video segment and positive cash flow from operations, all of which are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including the rate of growth of the Internet and online commerce, the amount that Amazon.com invests in new business opportunities and the timing of those investments, customer spending patterns, the mix of products sold to customers, the mix of revenues derived from products sales as compared to services, risks of inventory management, and risks of distribution and fulfillment throughput and productivity. Other risks and uncertainties include Amazon.com's limited operating history, anticipated losses, potential fluctuations in quarterly operating results, seasonality, consumer trends, competition, risks associated with distribution center expansion, adverse consequences arising from system interruptions, risks associated with management of potential growth, risks related to auction and zShops services, risks related to fraud and Amazon.com Payments, and risks of new business areas, international expansion, business combinations, and strategic alliances. More information about factors that potentially could affect Amazon.com's financial results is included in Amazon.com's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1999.

Note on Financial Presentation

    Financial results are prepared in accordance with U.S. generally accepted accounting principles. Pro forma financial results exclude amortization of goodwill and other intangibles, equity in losses of equity-method investees, stock-based compensation costs and merger, acquisition and investment-related costs.

     Organizations responsible for promulgating accounting standards are currently reviewing the financial statement classification of, and accounting for, fulfillment and order processing costs by a number of retailers, online and offline, including Amazon.com. Fulfillment costs included in marketing and sales expenses represent net credit card fees and those costs incurred in operating and staffing distribution and customer service centers, including costs attributable to receiving, inspecting and warehousing inventories; picking, packing and preparing customers' orders for shipment; and responding to inquiries from customers. The review by these accounting organizations may lead to new accounting standards that could require that some or all of our fulfillment and order processing costs be classified as cost of sales. These new standards could also require us to capitalize certain of our fulfillment and order processing costs in inventory. We currently expense these costs as incurred. We will adjust our accounting and classification of fulfillment and order processing costs if required by accounting organizations or by the SEC.

-0-

                                AMAZON.COM, INC.
                      Consolidated Statements of Operations
                      (in thousands, except per share data)
                                   (unaudited)

                                             Three Months Ended
                                                  March 31,
                                         --------------------------
                                            2000             1999
                                         ---------        ---------
Net sales                                $ 573,889        $ 293,643
Cost of sales                              445,755          228,852
Gross profit                               128,134           64,791

Operating expenses:
    Marketing and sales                    140,111           60,717
    Technology and content                  61,244           23,402
    General and administrative              26,045           11,243
    Stock-based compensation                13,652              111
    Amortization of goodwill and
     other intangibles                      82,955           20,900
    Merger, acquisition and
     investment-related costs                2,019              399

           Total operating expenses        326,026          116,772

Loss from operations                      (197,892)         (51,981)

Interest income                             10,126           10,920
Interest expense                           (27,621)         (16,634)
Other expense                               (4,774)             (49)
   Net interest expense and other          (22,269)          (5,763)

Loss before equity in losses of
 equity-method investees                  (220,161)         (57,744)

Equity in losses of equity-method
 investees                                 (88,264)          (3,923)

Net loss                                 $(308,425)       $ (61,667)

Basic and diluted loss per share           $ (0.90)         $ (0.20)

Shares used in computation of basic
 and diluted loss per share (Note 1)       343,884          313,794

Pro Forma Results (Note 2)

Pro forma loss from operations,
 excluding amortization of goodwill
 and other intangibles, stock-based
 compensation costs and merger,
 acquisition and investment-
 related costs                           $ (99,266)       $ (30,571)

                                             Three Months Ended
                                                  March 31,
                                         --------------------------
                                            2000             1999
                                         ---------        ---------
Pro forma net loss, excluding
 amortization of goodwill and
 other intangibles, equity in
 losses of equity-method investees,
 stock-based compensation costs and
 merger, acquisition and investment-
 related costs                           $(121,535)       $ (36,334)

Pro forma basic and diluted loss per
 share, excluding amortization of
 goodwill and other intangibles,
 equity in losses of equity-
 method investees, stock-based
 compensation costs and merger,
 acquisition and investment-
 related costs                           $   (0.35)       $   (0.12)

Shares used in computation of pro
forma basic and diluted loss per
share (Note 1)                             343,884          313,794

----------
Note 1: The Company effected a three-for-one stock split and two-for-one stock split on January 4, 1999 and September 1, 1999, respectively. Each stock split was in the form of a stock dividend to stockholders of record on December 18, 1998 and August 12, 1999, respectively. Accordingly, the accompanying consolidated balance sheets and statements of operations have been restated to reflect the splits.

Note 2: Pro forma results for the 3-month periods ended March 31, 2000 and 1999 are presented for informational purposes only and are not prepared in accordance with generally accepted accounting principles. These results present the operating results of Amazon.com, excluding charges of $186.9 million and $25.3 million for the 3-month periods ended March 31, 2000 and 1999, respectively, related to amortization of goodwill and other intangible assets, equity in losses of equity-method investees, stock-based compensation and merger, acquisition and investment-related costs.

                                AMAZON.COM, INC.
                           Consolidated Balance Sheets
                      (in thousands, except per share data)
                                   (unaudited)

                                         MARCH 31,       DECEMBER 31,
                                           2000              1999
                                        -----------      ------------
ASSETS
Current assets:
    Cash                                $    84,087       $  116,962
    Marketable securities                   924,794          589,226
    Inventories                             172,257          220,646
    Prepaid expenses and other
     current assets                          89,811           85,344
         Total current assets             1,270,949        1,012,178

Fixed assets, net                           334,396          317,613
Goodwill, net                               471,748          534,699
Other purchased intangibles, net            175,444          195,445
Investments in equity-method
 investees                                  271,542          226,727
Other investments                           212,782          144,735
Deferred charges and other                   54,882           40,154
         Total assets                   $ 2,791,743       $2,471,551

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                      $ 255,797       $ 463,026
    Accrued expenses and other
      current liabilities                   115,811         126,017
    Accrued advertising                      29,004          55,892
    Deferred revenue                        196,758          54,790
    Interest payable                         15,812          24,888
    Current portion of long-term
     debt and other                          15,983          14,322
         Total current liabilities          629,165         738,935

Long-term debt and other                  2,136,961       1,466,338

Stockholders' equity:
    Preferred stock, $0.01 par value:
        Authorized shares -- 150,000
        Issued and outstanding
        shares -- none                            -               -
    Common stock, $0.01 par value:
        Authorized shares -- 1,500,000
        Issued and outstanding shares
        -- 349,959 and 345,155 shares
        at March 31, 2000
        and December 31, 1999,
        respectively                          3,500           3,452
    Additional paid-in capital            1,294,932       1,195,540
    Note receivable for common
     stock                                   (1,171)         (1,171)
    Stock-based compensation                (34,889)        (47,806)
    Accumulated other comprehensive
     loss                                   (46,302)         (1,709)
    Accumulated deficit                  (1,190,453)       (882,028)
         Total stockholders' equity          25,617         266,278
           Total liabilities and
            stockholders' equity        $ 2,791,743     $ 2,471,551

----------
Note 1: The Company effected a three-for-one stock split and two-for-one stock split on January 4, 1999 and September 1, 1999, respectively. Each stock split was in the form of a stock dividend to stockholders of record on December 18, 1998 and August 12, 1999, respectively. Accordingly, the accompanying consolidated balance sheets and statements of operations have been restated to reflect the splits.

                                AMAZON.COM, INC.
                               Segment Information
                      (in thousands, except per share data)
                                   (unaudited)

Three Months Ended                      US Books,              Early-Stage
March 31, 2000                          Music and              Businesses
                                        DVD/Video     Intl.     And Other    Consolidated
                                        ---------   --------   -----------   ------------
 Revenues from external
  customers                             $ 401,415   $ 75,132    $ 97,342      $ 573,889
 Gross profit                              82,855     16,036      29,243        128,134
 Segment loss                              (2,425)   (27,448)    (69,393)       (99,266)
 Other operating expenses                       -          -           -        (98,626)
 Net interest expense and other                 -          -           -        (22,269)
 Equity in losses of equity-method
  investees                                     -          -           -        (88,264)
 Net loss                                       -          -           -      $(308,425)


Three Months Ended                      US Books,              Early-Stage
March 31, 1999                          Music and              Businesses
                                        DVD/Video     Intl.     And Other    Consolidated
                                        ---------   --------   -----------   ------------
Revenues from external
 customers                              $ 267,522   $ 25,719    $    402      $ 293,643
Gross profit                               59,266      5,157         368         64,791
Segment loss                               (3,117)   (14,253)    (13,201)       (30,571)
Other operating expenses                        -          -           -        (21,410)
Net interest expense and other                  -          -             -       (5,763)
Equity in losses of equity-method
 investees                                      -          -           -         (3,923)
Net loss                                        -          -           -      $ (61,667)

----------
Note 1: The Company identifies operating segments based on product line information, considering line maturity, within the United States and separately identifies its international operations as an operating segment. The results for US Books, Music and DVD/video have been aggregated into one reportable segment due to the similarity of their economic characteristics.

                                # # #

    CONTACT: Amazon.com, Inc. (Investor Relations)
             Amanda Lawrence, 206/266-2171
             ir@amazon.com
             or
             Amazon.com, Inc. (Public Relations)
             Bill Curry, 206/266-7180